UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 3, 2008.

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not Applicable

(b) Effective July 7, 2008, Jean-Marc Pandraud, the Executive Vice President, Chief Operating Officer of registrant resigned from those positions with registrant as well as from all positions as an officer and director of registrant’s subsidiaries.

(c) On July 3, 2008, the registrant’s Board of Directors elected Bertrand Loy to succeed Mr. Pandraud in the position of Executive Vice President and Chief Operating Officer of the registrant. Bertrand Loy, 43, has served as the Executive Vice President and Chief Administrative Officer of the registrant from the effectiveness of the merger of Entegris, Inc. a Minnesota corporation and Mykrolis Corporation, a Delaware corporation with the registrant on August 6, 2005 until July 7, 2008. Prior to that merger, Mr. Loy served as the Chief Financial Officer of Mykrolis Corporation since January 1, 2001 until the merger. Mr. Loy holds a masters degree in business administration from the Ecole Supérieure des Sciences Economiques et Commerciales in Paris, France.

Mr. Loy has no family relationship with any director or other executive officer of the registrant. Since the beginning of the registrant’s last fiscal year there has been and there is currently no proposal for any transaction between Mr. Loy or any entity in which he holds a material interest and the registrant of the sort required to be disclosed by Item 404(a) of Regulation S-K.

(d) Not Applicable

(e) Under the terms of Mr. Loy’s employment as Executive Vice President and Chief Operating Officer, he will receive an annual base salary of $375,000 and will be eligible to participate in the Entegris Incentive Plan with a target pay-out of 75% of base salary on the same basis as other executive officers of the registrant. Mr. Loy previously entered into a Change in Control Agreement and an Indemnity Agreement with the registrant with terms and conditions that are identical to those of Change in Control and Indemnity Agreements in effect with other named executive officers of the registrant, forms of which were previously filed with the Securities and Exchange Commission as Exhibits 10.30 and 10.31, respectively, to the registrant’s Annual Report on Form 10-K for the fiscal year ended August 27, 2005; these agreements with Mr. Loy continue in effect with respect to his employment by the registrant in this new position.

Effective July 7, 2008, Mr. Loy was granted an equity award comprised of 50,000 shares of restricted stock, with restrictions thereon lapsing on July 7, 2011, and an option to purchase 150,000 shares of registrant’s common stock at an exercise price equal to the closing price on the effective date of the grant, July 7, 2008, vesting in three equal installments on the first through the third anniversaries of the effective date of the grant.

In addition, effective July 3, 2008 Gregory B. Graves, the registrant’s Senior Vice President and Chief Financial Officer, was promoted to the position of Executive Vice President and Chief Financial Officer. In connection with this promotion Mr. Graves was granted an equity award of 50,000 shares of restricted stock, with restrictions thereon lapsing on July 3, 2010. In addition the registrant’s chief executive officer was authorized to enter into a severance agreement with Mr. Graves providing Mr. Graves with two years of base salary and medical benefits in the event of the termination of his employment by registrant. This severance agreement will have a term of 2 years, expiring on July 3, 2010.

On July 8, 2008, the Company issued the attached press release regarding the election of Mr. Loy and the resignation of Mr. Pandraud as described above, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, Dated July 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: July 9, 2008	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel

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